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                     Prospectus Supplement to Prospectus dated October 4, 2000
                     Registration No. 333-46658 Filed Pursuant to Rule 424(b)(3)

                      ILLINOIS SUPERCONDUCTOR CORPORATION

                                   SUPPLEMENT
                                       TO
                        PROSPECTUS DATED OCTOBER 4, 2000

     This is a Supplement to Illinois Superconductor Corporation's Prospectus, dated October 4, 2000 (the "Prospectus"), with respect to the offer and sale of up to 71,768,868 shares of Common Stock, including preferred stock purchase rights, of Illinois Superconductor Corporation. This Supplement amends and supplements certain information contained in the Prospectus. We encourage you to read this Supplement carefully.

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     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF ILLINOIS SUPERCONDUCTOR CORPORATION COMMON STOCK TO BE ISSUED UNDER THIS SUPPLEMENT AND THE PROSPECTUS OR DETERMINED IF THIS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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               THE DATE OF THIS SUPPLEMENT IS DECEMBER 18, 2000.

CURRENT REPORT ON FORM 8-K

     On December 13, 2000, the Company filed a Current Report on Form 8-K reporting that the Company had advised Ernst & Young LLP that the Company intended to retain a different firm of independent auditors for the audit of its financial statements for the fiscal year ending December 31, 2000. The Company also reported that it had engaged Grant Thornton LLP as its new independent principal accountant to audit the Company's consolidated financial statements. This engagement was effective as of December 7, 2000.

     The Company hereby incorporates by reference into this Supplement and the Prospectus the Current Report on Form 8-K filed December 13, 2000.

     A copy of the Company's Current Report on Form 8-K filed December 13, 2000 is being provided to you along with this Supplement.

     Information about documents that have been incorporated by reference into the Prospectus is included in the section of the Prospectus captioned "Where You Can Find More Information."